UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2017

Cable One, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-36863	13-3060083
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 364-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.             ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On May 1, 2017 (the “Closing Date”), Cable One, Inc. (the “Company”) and its wholly owned subsidiary, Cable One VoIP, LLC, entered into that certain Restatement Agreement (“Restatement Agreement”), with JPMorgan Chase Bank, N.A. (“JPMorgan”), as administrative agent, and the lenders party thereto, to amend and restate that certain Credit Agreement, dated as of June 30, 2015, as amended by Amendment No. 1, dated as of February 13, 2017, among the Company, JPMorgan, as administrative agent, and the lenders party thereto (the “Existing Credit Agreement” and, as amended and restated by the Restatement Agreement, the “Amended and Restated Credit Agreement”).  The Existing Credit Agreement was previously filed with the Securities and Exchange Commission (the “SEC”) as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on July 1, 2015, and Amendment No. 1 thereto was previously filed with the SEC as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 14, 2017.

The Restatement Agreement provided for (a) an incremental term “A” loan in an aggregate principal amount of $250 million (the “Incremental Term Loan A”) and (b) an incremental term “B” loan in an aggregate principal amount of $500 million (the “Incremental Term Loan B” and, together with the Incremental Term Loan A, the “Incremental Loans”).  The Incremental Loans were used, together with cash on hand of the Company, to (i) fund the purchase price payable in connection with the Company’s acquisition (the “Acquisition”) of RBI Holding LLC (“NewWave”), a portfolio company of GTCR LLC, a leading private equity firm based in Chicago (“GTCR”), (ii) to repay certain outstanding indebtedness of NewWave and its subsidiaries in connection with the Acquisition, (iii) to repay in full the Company’s existing term “A” loans and (iv) to pay fees and expenses incurred in connection with the foregoing.

The Incremental Loans are obligations of the Company and are guaranteed by the Company’s wholly owned subsidiaries, including the subsidiaries acquired in the Acquisition.  The Incremental Loans are secured, subject to certain exceptions, by substantially all of the assets of the Company and the guarantors.

The Incremental Term Loan A will mature on the fifth anniversary of the Closing Date. The Incremental Term Loan A may be prepaid at any time without premium.  The Incremental Term Loan A will bear interest, at the Company’s option, at a rate per annum determined by reference to either the London Interbank Offered Rate (“LIBOR”) or an adjusted base rate, in each case plus an applicable interest rate margin. The applicable interest margin rate for the Incremental Term Loan A with respect to LIBOR borrowings will be a rate per annum between 2.25% and 1.50% and with respect to adjusted base rate borrowings will be a rate per annum between 1.25% and 0.50%, in each case determined on a quarterly basis by reference to a pricing grid based upon the Company’s total net leverage ratio. The Incremental Term Loan A will amortize in equal quarterly installments at a rate (expressed as a percentage of the original principal amount) of 2.5% per annum for the first year following the Closing Date, 5.0% per annum for the second year following the Closing Date, 7.5% per annum for the third year following the Closing Date and 10.0% per annum for the fourth and fifth years following the Closing Date, with the balance due upon maturity of the Incremental Term Loan A.

The Incremental Term Loan B will mature on seventh anniversary of the Closing Date.  The Incremental Term Loan B is subject to a 1% prepayment premium if it is prepaid within six months of the Closing Date and may be prepaid without penalty at any time after the six-month anniversary of the Closing Date and benefits from certain “most favored nation” pricing protections.  The Incremental Term Loan B will bear interest, at the Company’s option, at a rate per annum determined by reference to either LIBOR or an adjusted base rate, in each case plus an applicable interest rate margin.  The applicable interest margin rate for the Incremental Term Loan B with respect to LIBOR borrowings will be LIBOR plus 2.25% and with respect to adjusted base rate borrowings will be the adjusted base rate plus 1.25%.  The Incremental Term Loan B will amortize in equal quarterly installments at a rate (expressed as a percentage of the original principal amount) of 1.0% per annum, with the balance due upon maturity of the Incremental Term Loan B.

Other than with respect to maturity, amortization, prepayment, premiums and pricing, the Incremental Loans contain terms that are substantially similar to the Company’s existing term loans under the Amended and Restated Credit Agreement.  In addition, the Incremental Term Loan B does not benefit from the financial maintenance covenants under the Amended and Restated Credit Agreement.

The foregoing description of the Restatement Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restatement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Supplemental Indenture

On May 1, 2017, the Company, the Company’s newly acquired subsidiaries, Avenue Broadband Communications LLC, Telecommunications Management, LLC, and Ultra Communications Group, LLC, (the “New Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), entered into a First Supplemental Indenture, which supplements that certain Indenture dated as of June 17, 2015, between the Company, the guarantors party thereto and the Trustee  (the “Indenture”) governing the Company’s 5.750% Senior Notes due 2022 (the “Notes”).  The First Supplemental Indenture adds the New Guarantors as parties to the Indenture and as Guarantors (as defined in the Indenture) of the Notes.  In accordance with the First Supplemental Indenture, the New Guarantors, along with the existing guarantor under the Indenture, will jointly and severally guarantee the obligations of the Company with respect to the Notes pursuant to the terms of the Indenture.

The foregoing description of the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the First Supplemental Indenture, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.01. Completion of Acquisition or Disposition of Assets.

As previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on January 18, 2017, the Company entered into an Agreement and Plan of Merger, dated as of January 17, 2017 (the “Merger Agreement”), to acquire NewWave from funds affiliated with GTCR.  On May 1, 2017, the Company completed the Acquisition and NewWave became a wholly owned subsidiary of the Company.  The Company paid a purchase price of $735 million in cash, on a debt-free, cash-free basis and subject to customary post-closing adjustments.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed by the Company with the SEC on January 20, 2017 and is incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is incorporated by reference into this Item 2.03.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On May 2, 2017, the Board of Directors (the “Board”) appointed Michael E. Bowker, the current Senior Vice President, Chief Sales and Marketing Officer of the Company, as Chief Operating Officer of the Company.  In connection with Mr. Bowker’s promotion to Chief Operating Officer, effective May 8, 2017, his annual base salary was increased to $350,000, and his target annual cash incentive award with respect to fiscal year 2017 was increased to 75% of his annual base salary, or $262,500, subject to pro-ration based on the effective date of his appointment.  The other material plans and arrangements in which Mr. Bowker participates are disclosed in the Company’s 2017 Proxy Statement, as filed with the SEC on March 28, 2017 (the “Proxy Statement”).  Information about Mr. Bowker, his service with the Company and his business experience more generally was previously disclosed in the Company’s Annual Report on Form 10-K, as filed with the SEC on March 1, 2017.

There is no other arrangement or understanding between Mr. Bowker or any other person pursuant to which he was selected as Chief Operating Officer. There are no family relationships among any of the Company’s directors or executive officers. Mr. Bowker has not had an interest in any transaction since the beginning of the Company’s last fiscal year, or any currently proposed transaction, that requires disclosure pursuant to Item 404(a) of Regulation S-K.

Amended and Restated 2015 Omnibus Incentive Compensation Plan

On May 2, 2017, at the Company’s 2017 Annual Meeting of Stockholders (the “2017 Annual Meeting”), the Company’s stockholders approved the Amended and Restated Cable One, Inc. 2015 Omnibus Incentive Compensation (the “Plan”). The Board had previously adopted the Plan, subject to stockholder approval.  A description of the Plan is set forth in the 2017 Proxy Statement under the caption “Proposal No. 5: Approval of the Amended and Restated 2015 Omnibus Incentive Compensation Plan,” and is incorporated by reference herein.  The description of the Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan, which was included as Annex B to the 2017 Proxy Statement and incorporated by reference herein.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 2, 2017, the Company held its 2017 Annual Meeting.  The following is a summary of the final voting results for each matter presented to stockholders.

Proposal No. 1: Election of Directors

The Company’s stockholders elected the two director nominees, each to hold office until the 2020 Annual Meeting of Stockholders and until his respective successor is elected and qualified, as set forth below:

	For	Against	Abstain	Broker Non-Votes
Alan G. Spoon	3,826,467	1,040,854	2,251	416,026
Wallace R. Weitz	4,183,856	682,754	2,962	416,026

Proposal No. 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2017, as set forth below:

For	Against	Abstain	Broker Non-Votes
5,268,071	17,016	511	N/A

Proposal No. 3: Advisory Vote to Approve Compensation of Named Executive Officers for 2016

The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers for 2016, as set forth below:

For	Against	Abstain	Broker Non-Votes
4,800,654	24,161	44,757	416,026

Proposal No. 4: Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

The Company’s stockholders preferred the option of every one year as the frequency with which stockholders are provided an advisory vote on named executive officer compensation, as set forth below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
4,386,234	528	478,443	4,367	416,026

Based upon the results of the advisory vote and in accordance with the unanimous recommendation of the Board in the 2017 Proxy Statement, on May 2, 2017, the Board determined to hold an advisory vote on the compensation of the Company’s named executive officers every year, until the next required vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

Proposal No. 5: Approval of the Amended and Restated Cable One, Inc. 2015 Omnibus Incentive Compensation Plan

The Company’s stockholders approved the Plan, as set forth below:

For	Against	Abstain	Broker Non-Votes
4,756,083	69,830	43,659	416,026

Item 7.01. Regulation FD Disclosure.

On May 1, 2017, the Company issued a press release announcing the completion of the Acquisition.  A copy of this press release is furnished as Exhibit 99.1 hereto.

On May 3, 2017, the Company issued a press release announcing the appointment of Mr. Bowker as Chief Operating Officer.  A copy of this press release is furnished as Exhibit 99.2 hereto.

The information contained in this Item 7.01 and in Exhibits 99.1 and 99.2 is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and such information shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01. Other Items.

Effective May 2, 2017, the Board approved a new Non-Employee Director Compensation Program (the “Program”).  The Program is comprised of the following components:

Cash Compensation

Under the Program, each non-employee director will receive $75,000 per year as an annual cash retainer for his or her service on the Board.  In addition, non-employee directors will receive additional cash retainers for the following roles:

●	The Lead Independent Director will receive $30,000 per year;

●	The Chair of the Audit Committee will receive $15,000 per year;

●	The Chair of the Compensation Committee will receive $10,000 per year;

●	The Chair of the Executive Committee will receive $10,000 per year (only if the chair is a non-employee director other than the Lead Independent Director); and

●	The Chair of the Nominating and Governance Committee will receive $5,000 per year (only if the chair is a non-employee director other than the Lead Independent Director).

Equity Compensation

Under the Program, each non-employee director will receive an annual equity award grant in the form of restricted stock unit (“RSU”) awards under the Plan with a grant-date fair value of approximately $125,000.  The RSUs will generally vest on the first anniversary of the grant date, subject to the director’s continued service through such date and will be subject to the terms and conditions of the Plan and the applicable award agreement, a form of which was approved by the Board on May 2, 2017 (the “Director RSU Agreement”). The foregoing description of the Director RSU Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Director RSU Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated by reference herein.

Stock Ownership Guidelines

In addition, the Board amended the Company’s stock ownership guidelines for non-employee directors, increasing the required stock ownership level from a multiple of 1.5 times the annual equity retainer ($225,000) to a multiple of five times the annual cash retainer ($375,000), which each non-employee director is expected to achieve within a five-year compliance period of the later of the date of initial adoption of the guidelines, which was August 4, 2015, or the date of the non-employee director’s initial election to the Board.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

The financial statements required by Item 9.01(a) of Form 8-K in connection with the Acquisition will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the SEC.

(b)	Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K in connection with the Acquisition will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date this Current Report on Form 8-K was required to be filed with the SEC.

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of January 17, 2017, by and among Cable One, Inc., RBI Holding LLC, Frequency Merger Sub, LLC, RBI Blocker Corp., RBI Blocker Holdings LLC, and GTCR-RBI, LLC, solely in its capacity as the equityholder representative (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on January 20, 2017).*

4.1
First Supplemental Indenture, dated as of May 1, 2017, among Cable One, Inc., Avenue Broadband Communications LLC, Telecommunications Management, LLC, Ultra Communications Group, LLC, and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Restatement Agreement, dated as of May 1, 2017, among Cable One, Inc., Cable One VoIP, LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
10.2	Amended and Restated Cable One, Inc. 2015 Omnibus Incentive Compensation Plan (incorporated by reference from Annex B to the Company’s 2017 Proxy Statement filed on March 28, 2017).
10.3	Form of Non-Employee Director Restricted Stock Unit Agreement.
99.1	Press release issued by Cable One, Inc. on May 1, 2017.
99.2	Press release issued by Cable One, Inc. on May 3, 2017.

__________
* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Alan H. Silverman
	Name:	Alan H. Silverman
	Title:	Senior Vice President, General Counsel and Secretary

Date: May 4, 2017

EXHIBIT INDEX

Exhibit	Description
2.1
Agreement and Plan of Merger, dated as of January 17, 2017, by and among Cable One, Inc., RBI Holding LLC, Frequency Merger Sub, LLC, RBI Blocker Corp., RBI Blocker Holdings LLC, and GTCR-RBI, LLC, solely in its capacity as the equityholder representative (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on January 20, 2017).*

4.1
First Supplemental Indenture, dated as of May 1, 2017, among Cable One, Inc., Avenue Broadband Communications LLC, Telecommunications Management, LLC, Ultra Communications Group, LLC, and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Restatement Agreement, dated as of May 1, 2017, among Cable One, Inc., Cable One VoIP, LLC, JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto.
10.2	Amended and Restated Cable One, Inc. 2015 Omnibus Incentive Compensation Plan (incorporated by reference from Annex B to the Company’s 2017 Proxy Statement filed on March 28, 2017).
10.3	Form of Non-Employee Director Restricted Stock Unit Agreement.
99.1	Press release issued by Cable One, Inc. on May 1, 2017.
99.2	Press release issued by Cable One, Inc. on May 3, 2017.

__________
* Pursuant to Item 601(b)(2) of Regulation S-K, certain exhibits and schedules have been omitted. The registrant hereby agrees to furnish supplementally a copy of any omitted attachment to the SEC upon request.